The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2015 Results

Cincinnati, July 28, 2015 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Second-quarter 2015 net income of $176 million, or $1.06 per share, compared with $84 million, or 51 cents per share, in the second quarter of 2014.

•	$63 million or 84 percent rise in operating income* to $138 million, or 83 cents per share, up from $75 million, or 46 cents per share, in the second quarter of last year.

•
$92 million increase in second-quarter 2015 net income, reflecting the after-tax net effect of two primary items: $59 million improvement in the contribution from property casualty underwriting, including a favorable effect of $23 million from lower natural catastrophe losses; and a $29 million increase from net realized investment gains.

•	$39.60 book value per share at June 30, 2015, down 54 cents or 1 percent since December 31, 2014.

•	0.9 percent value creation ratio for the first six months of 2015, compared with 6.6 percent for the same period of 2014.

Financial Highlights

(Dollars in millions except per share data)	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Revenue Data
Earned premiums	$1,111	$1,059	5	$2,205	$2,086	6
Investment income, net of expenses	140	136	3	279	271	3
Total revenues	1,316	1,214	8	2,601	2,403	8
Income Statement Data
Net income	$176	$84	110	$304	$175	74
Realized investment gains, net	38	9	322	69	23	200
Operating income*	$138	$75	84	$235	$152	55
Per Share Data (diluted)
Net income	$1.06	$0.51	108	$1.84	$1.06	74
Realized investment gains, net	0.23	0.05	360	0.42	0.14	200
Operating income*	$0.83	$0.46	80	$1.42	$0.92	54

Book value				$39.60	$38.77	2
Cash dividend declared	$0.46	$0.44	5	$0.92	$0.88	5
Diluted weighted average shares outstanding	165.5	165.1	0	165.5	165.1	0

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 2Q15 Release 1

Insurance Operations Second-Quarter Highlights

•	92.4 percent second-quarter 2015 property casualty combined ratio, improved from 100.9 percent for second-quarter 2014.

•	6 percent growth in second-quarter net written premiums, reflecting price increases and insured exposure growth.

•
$138 million second-quarter 2015 property casualty new business written premiums, up $5 million. Agencies appointed since the beginning of 2014 contributed $9 million or 7 percent of total new business written premiums.

•	7 cents per share contribution from life insurance operating income, up 1 cent from second-quarter 2014.
Investment and Balance Sheet Highlights

•	3 percent or $4 million increase in second-quarter 2015 pretax investment income, including 3 percent growth for both stock portfolio dividends and bond interest income.

•
Three-month increase of less than 1 percent in fair value of total investments plus cash at June 30, 2015, including a 1 percent increase for the bond portfolio and a 1 percent decrease for the equity portfolio.

•	$1.787 billion parent company cash and marketable securities at June 30, 2015, up approximately $3 million from year-end 2014.

Improving Underwriting Results
Steven J. Johnston, president and chief executive officer, commented: “Operating income rose 84 percent and net income more than doubled last year’s second-quarter result. Property casualty insurance underwriting profits rose $90 million before taxes, taking net income to the highest level for any second quarter since 2007. Pretax income from our investment portfolio also contributed, growing 3 percent above the total reported for last year’s second quarter.

“A relatively quiet spring storm season helped our steady progress on insurance profitability initiatives shine through. Our second-quarter combined ratio improved to 92.4 percent – 8.5 points better than the same quarter a year ago. While roughly half of the improvement came from lower weather-related catastrophe losses, we attribute much of the remainder to the positive effects of further pricing precision and segmentation, continued use of data analytics, increasing staff expertise and our ongoing underwriting programs.

“Favorable prior accident year reserve releases for the quarter improved the combined ratio by 6.6 percentage points, essentially matching last year’s benefit. Based on our assessment of paid loss trends for our auto lines of business, we prudently increased loss reserves, mostly for the more subjective component of reserves known as IBNR, representing losses our policyholders have incurred but not yet reported. For auto claims that were reported to us, or case incurred claims, the good news is that we have achieved small decreases for two quarters in a row in the ratio for losses and loss expenses, which may indicate an improving trend.”

Continued Steady Growth
“The growth rate for our consolidated property casualty net written premiums rebounded, doubling our first-quarter 2015 pace. Total net written premiums grew by 4 percent for the first half of 2015 compared with the first half of 2014, reflecting the combined effects of modest pricing increases, strategic expansion of our independent agency force and overall insured exposure growth.

“Personal lines net written premiums rose 5 percent in the first half as the growth in personal lines new business accelerated to 20 percent. Agents are responding favorably to our broadened underwriting appetite and pricing changes. Together, we are successfully attracting more larger-sized personal lines accounts.”

Managing for Long-Term Value
“Rising interest rates pressured the bond markets in the second quarter. The lower market values at June 30 are reflected in our total portfolio’s net unrealized gain position, still exceptionally strong at $2.4 billion. The change in net unrealized gains contributed to a 1 percent decline in book value to $39.60 at June 30 compared with year-end 2014.

“Our long-term strategies include several advantages that support book value growth over time. First, our generally laddered bond portfolio allows us to capture higher yield as we reinvest proceeds from interest payments and bond redemptions. Second, our high-quality, dividend paying equity portfolio gives us steady dividend income and long-term capital appreciation potential. Finally and most importantly, our ongoing initiatives to drive premium growth and improve underwriting profitability of our property casualty insurance operations have been successful. We believe their impact will continue to benefit future periods. Our insurance business is in excellent shape to provide cash for investment, earnings that support our shareholder dividend and increase book value over time.”

CINF 2Q15 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Earned premiums	$1,059	$1,006	5	$2,100	$1,985	6
Fee revenues	2	2	0	4	3	33
Total revenues	1,061	1,008	5	2,104	1,988	6

Loss and loss expenses	654	707	(7)	1,343	1,383	(3)
Underwriting expenses	324	308	5	651	613	6
Underwriting profit (loss)	$83	$(7)	nm	$110	$(8)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	61.8%	70.2%	(8.4)	63.9%	69.7%	(5.8)
Underwriting expenses	30.6	30.7	(0.1)	31.0	30.9	0.1
Combined ratio	92.4%	100.9%	(8.5)	94.9%	100.6%	(5.7)

			% Change			% Change
Agency renewal written premiums	$1,018	$974	5	$2,001	$1,930	4
Agency new business written premiums	138	133	4	254	256	(1)
Other written premiums	(14)	(25)	44	(47)	(67)	30
Net written premiums	$1,142	$1,082	6	$2,208	$2,119	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.9%	64.8%	(3.9)	62.0%	63.6%	(1.6)
Current accident year catastrophe losses	7.5	11.9	(4.4)	6.3	10.9	(4.6)
Prior accident years before catastrophe losses	(6.6)	(6.0)	(0.6)	(3.9)	(4.1)	0.2
Prior accident years catastrophe losses	0.0	(0.5)	0.5	(0.5)	(0.7)	0.2
Loss and loss expense ratio	61.8%	70.2%	(8.4)	63.9%	69.7%	(5.8)

Current accident year combined ratio before catastrophe losses	91.5%	95.5%	(4.0)	93.0%	94.5%	(1.5)

•
$60 million or 6 percent growth of second-quarter 2015 property casualty net written premiums and six-month growth of 4 percent. The increases were largely due to price increases and a higher level of insured exposures.

•
$5 million or 4 percent increase in second-quarter 2015 new business premiums written by agencies, primarily due to contributions from new agency appointments. Six-month new business premiums decreased $2 million, although standard market property casualty production from agencies appointed since the beginning of 2014 increased $12 million and excess and surplus lines increased $2 million.

•
1,493 agency relationships in 1,913 reporting locations marketing property casualty insurance products at June 30, 2015, compared with 1,466 agency relationships in 1,884 reporting locations at year-end 2014. During the first six months of 2015, 53 new agency appointments were made.

•	8.5 and 5.7 percentage-point second-quarter and first-half 2015 combined ratio improvement, including decreases of 3.9 and 4.4 points for losses from natural catastrophes.

•	1.4 and 2.2 percentage-point second-quarter and first-half 2015 decrease in the ratio for noncatastrophe weather-related losses.

•	6.6 percentage-point second-quarter 2015 benefit from favorable prior accident year reserve development of $70 million, compared with 6.5 points or $66 million for second-quarter 2014.

•	3.9 percentage-point six-month 2015 benefit from favorable prior accident year reserve development before catastrophe losses, similar to the six-month 2014 benefit of 4.1 points.

•
1.6 percentage-point improvement, to 62.0 percent, for the six-month 2015 ratio of current accident year losses and loss expenses before catastrophes, largely due to lower noncatastrophe weather-related losses and a 0.7 point decrease in the ratio for current accident year losses of $1 million or more per claim.

•	Negligible change from last year in the second-quarter and first-half 2015 underwriting expense ratio, reflecting higher earned premiums and ongoing expense management efforts.

CINF 2Q15 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Earned premiums	$745	$714	4	$1,478	$1,406	5
Fee revenues	1	1	0	2	2	0
Total revenues	746	715	4	1,480	1,408	5

Loss and loss expenses	417	461	(10)	891	930	(4)
Underwriting expenses	232	226	3	466	448	4
Underwriting profit	$97	$28	246	$123	$30	310

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	56.0%	64.5%	(8.5)	60.3%	66.2%	(5.9)
Underwriting expenses	31.2	31.8	(0.6)	31.6	31.9	(0.3)
Combined ratio	87.2%	96.3%	(9.1)	91.9%	98.1%	(6.2)

			% Change			% Change
Agency renewal written premiums	$699	$669	4	$1,429	$1,382	3
Agency new business written premiums	93	95	(2)	172	185	(7)
Other written premiums	(5)	(16)	69	(31)	(48)	35
Net written premiums	$787	$748	5	$1,570	$1,519	3

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.7%	63.4%	(4.7)	59.9%	61.5%	(1.6)
Current accident year catastrophe losses	5.8	9.1	(3.3)	5.6	9.0	(3.4)
Prior accident years before catastrophe losses	(8.6)	(7.5)	(1.1)	(4.6)	(3.8)	(0.8)
Prior accident years catastrophe losses	0.1	(0.5)	0.6	(0.6)	(0.5)	(0.1)
Loss and loss expense ratio	56.0%	64.5%	(8.5)	60.3%	66.2%	(5.9)

Current accident year combined ratio before catastrophe losses	89.9%	95.2%	(5.3)	91.5%	93.4%	(1.9)

•
$39 million or 5 percent increase in second-quarter 2015 commercial lines net written premiums, as higher renewal written premiums offset lower new business written premiums. Three percent increase in six-month net written premiums.

•	$30 million or 4 percent rise in second-quarter renewal written premiums with commercial lines renewal pricing increases averaging in the low-single-digit percent range.

•
$2 million or 2 percent decrease in second-quarter 2015 new business written by agencies, reflecting underwriting and pricing discipline in a competitive market environment. For the six-month period, the decrease was 7 percent.

•	9.1 and 6.2 percentage-point second-quarter and first-half 2015 combined ratio improvement, including decreases of 2.7 and 3.5 points for losses from natural catastrophes.

•	1.2 and 1.8 percentage-point second-quarter and first-half 2015 decrease in the ratio for noncatastrophe weather-related losses.

•	8.5 percentage-point second-quarter 2015 benefit from favorable prior accident year reserve development of $63 million, compared with 8.0 points or $57 million for second-quarter 2014.

•	4.6 percentage-point six-month 2015 benefit from favorable prior accident year reserve development before catastrophe losses exceeded the six-month 2014 benefit of 3.8 points.

•
1.6 percentage-point improvement, to 59.9 percent, for the six-month 2015 ratio of current accident year losses and loss expenses before catastrophes, driven by lower noncatastrophe weather-related losses and a 1.6 point decrease in the ratio for current accident year losses of $1 million or more per claim.

CINF 2Q15 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Earned premiums	$272	$258	5	$540	$512	5
Fee revenues	—	1	(100)	1	1	0
Total revenues	272	259	5	541	513	5

Loss and loss expenses	216	227	(5)	407	415	(2)
Underwriting expenses	81	72	13	162	145	12
Underwriting loss	$(25)	$(40)	38	$(28)	$(47)	40

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	79.6%	87.7%	(8.1)	75.3%	81.0%	(5.7)
Underwriting expenses	29.6	28.1	1.5	30.0	28.4	1.6
Combined ratio	109.2%	115.8%	(6.6)	105.3%	109.4%	(4.1)

			% Change			% Change
Agency renewal written premiums	$285	$276	3	$508	$494	3
Agency new business written premiums	30	24	25	54	45	20
Other written premiums	(6)	(6)	0	(12)	(14)	14
Net written premiums	$309	$294	5	$550	$525	5

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	65.9%	67.1%	(1.2)	66.3%	67.5%	(1.2)
Current accident year catastrophe losses	12.8	21.0	(8.2)	9.2	17.2	(8.0)
Prior accident years before catastrophe losses	1.1	0.2	0.9	0.2	(2.2)	2.4
Prior accident years catastrophe losses	(0.2)	(0.6)	0.4	(0.4)	(1.5)	1.1
Loss and loss expense ratio	79.6%	87.7%	(8.1)	75.3%	81.0%	(5.7)

Current accident year combined ratio before catastrophe losses	95.5%	95.2%	0.3	96.3%	95.9%	0.4

•
$15 million or 5 percent increase in second-quarter 2015 personal lines net written premiums, including growth in new business and higher renewal written premiums that benefited from rate increases. Five percent increase in six-month net written premiums.

•
$6 million or 25 percent growth in second-quarter new business written by agencies, raising the six-month growth rate to 20 percent. The strong growth in part reflected more larger-sized policy submissions due to broadened underwriting appetite and pricing changes, plus increased visibility of underwriters and marketing efforts directed towards our agencies.

•	6.6 and 4.1 percentage-point second-quarter and first-half 2015 combined ratio improvement, including decreases of 7.8 and 6.9 points for losses from natural catastrophes.

•	2.1 and 3.5 percentage-point second-quarter and first-half 2015 decrease in the ratio for noncatastrophe weather-related losses.

•
0.9 percentage-point second-quarter 2015 unfavorable prior accident year reserve development of $2 million, reflecting a $7 million personal auto reserve addition, compared with 0.4 points of benefit from favorable development of $1 million for second-quarter 2014.

•
0.2 percentage-point six-month 2015 benefit from favorable prior accident year reserve development was less than the six-month 2014 benefit of 3.7 points, primarily due to unfavorable development for our personal auto line of business.

•
1.2 percentage-point improvement, to 66.3 percent, for the six-month 2015 ratio of current accident year losses and loss expenses before catastrophes, reflecting lower noncatastrophe weather-related losses that were partially offset by a 2.6 point increase in the ratio for current accident year losses of $1 million or more per claim.

•
1.5 and 1.6 percentage-point second-quarter and first-half 2015 increases in the underwriting expense ratio, primarily due to changes in estimates related to allocations of deferred acquisition costs by segment.

CINF 2Q15 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Earned premiums	$42	$34	24	$82	$67	22
Fee revenues	1	—	nm	1	—	nm
Total revenues	43	34	26	83	67	24

Loss and loss expenses	21	19	11	45	38	18
Underwriting expenses	11	10	10	23	20	15
Underwriting profit	$11	$5	120	$15	$9	67

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	49.6%	57.0%	(7.4)	54.4%	56.8%	(2.4)
Underwriting expenses	26.4	28.0	(1.6)	27.7	29.1	(1.4)
Combined ratio	76.0%	85.0%	(9.0)	82.1%	85.9%	(3.8)

			% Change			% Change
Agency renewal written premiums	$34	$29	17	$64	$54	19
Agency new business written premiums	15	14	7	28	26	8
Other written premiums	(3)	(3)	0	(4)	(5)	20
Net written premiums	$46	$40	15	$88	$75	17

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	69.3%	75.4%	(6.1)	70.7%	77.9%	(7.2)
Current accident year catastrophe losses	0.6	2.3	(1.7)	0.9	2.6	(1.7)
Prior accident years before catastrophe losses	(20.2)	(21.3)	1.1	(17.0)	(24.1)	7.1
Prior accident years catastrophe losses	(0.1)	0.6	(0.7)	(0.2)	0.4	(0.6)
Loss and loss expense ratio	49.6%	57.0%	(7.4)	54.4%	56.8%	(2.4)

Current accident year combined ratio before catastrophe losses	95.7%	103.4%	(7.7)	98.4%	107.0%	(8.6)

•
$6 million or 15 percent increase in second-quarter 2015 excess and surplus lines net written premiums, including growth in new business and higher renewal written premiums that benefited from rate increases averaging near the low end of the mid-single-digit range. Seventeen percent increase in six-month net written premiums.

•
$1 million or 7 percent increase in second-quarter new business written by agencies, rising in part due to enhanced service to agencies provided by recent-quarter additions to our excess and surplus lines field staff.

•	9.0 and 3.8 percentage-point second-quarter and first-half 2015 combined ratio improvement driven by lower ratios for current accident year loss experience.

•	20.3 percentage-point second-quarter 2015 benefit from favorable prior accident year reserve development of $9 million, compared with 20.7 points or $8 million for second-quarter 2014.

•	17.0 percentage-point six-month 2015 benefit from favorable prior accident year reserve development before catastrophe losses was less than the six-month 2014 benefit of 24.1 points.

•
7.2 percentage-point improvement, to 70.7 percent, for the six-month 2015 ratio of current accident year losses and loss expenses before catastrophes, including a 1.9 point decrease in the ratio for current accident year losses of $1 million or more per claim.

CINF 2Q15 Release 6

Life Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Term life insurance	$35	$33	6	$69	$65	6
Universal life insurance	9	12	(25)	19	20	(5)
Other life insurance, annuity, and disability income products	8	8	0	17	16	6
Earned premiums	52	53	(2)	105	101	4
Investment income, net of expenses	37	37	0	74	72	3
Other income	1	1	0	2	3	(33)
Total revenues, excluding realized investment gains and losses	90	91	(1)	181	176	3
Contract holders’ benefits incurred	58	56	4	118	112	5
Underwriting expenses incurred	16	19	(16)	34	34	0
Total benefits and expenses	74	75	(1)	152	146	4
Net income before income tax and realized investment gains, net	16	16	0	29	30	(3)
Income tax	5	6	(17)	10	11	(9)
Net income before realized investment gains, net	$11	$10	10	$19	$19	0

•
$1 million or 2 percent decrease in second-quarter 2015 earned premiums, including a 6 percent increase for term life insurance, our largest life insurance product line. Three- and six-month growth rates for term life were similar.

•	$3 million decrease to $17 million in six-month 2015 fixed-annuity deposits received. Cincinnati Life does not offer variable or indexed annuities.

•	$19 million in six-month 2015 profit, matching the same period in 2014. Mortality experience was favorable for the first six months of 2015.

•
$9 million or 1 percent six-month 2015 decrease to $896 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, largely reflecting a decrease in fair value of the fixed-maturity portfolio due to an increase in interest rates.

CINF 2Q15 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Investment income, net of expenses	$140	$136	3	$279	$271	3
Investment interest credited to contract holders’	(22)	(20)	(10)	(43)	(41)	(5)
Realized investment gains, net	60	14	329	107	36	197
Investments profit	$178	$130	37	$343	$266	29

Investment income:
Interest	$106	$103	3	$211	$207	2
Dividends	35	34	3	71	66	8
Other	1	1	0	1	2	(50)
Less investment expenses	2	2	0	4	4	0
Investment income, before income taxes	140	136	3	279	271	3
Less income taxes	33	33	0	66	65	2
Total investment income	$107	$103	4	$213	$206	3

Investment returns:
Effective tax rate	23.9%	23.8%		23.7%	23.9%
Average invested assets plus cash and cash equivalents	$14,534	$13,743		$14,488	$13,686
Average yield pretax	3.85%	3.96%		3.85%	3.96%
Average yield after-tax	2.94	3.00		2.94	3.10
Fixed-maturity returns:
Effective tax rate	27.2%	27.1%		27.1%	27.1%
Average amortized cost	$9,143	$8,664		$9,085	$8,679
Average yield pretax	4.64%	4.76%		4.65%	4.77%
Average yield after-tax	3.38	3.47		3.39	3.48

•	$4 million or 3 percent rise in second-quarter 2015 pretax investment income, including 3 percent growth in equity portfolio dividends and 3 percent growth in interest income.

•
$319 million or 12 percent second-quarter 2015 decrease in pretax net unrealized investment portfolio gains, including a $135 million decrease for the equity portfolio. The total decrease included the offsetting effect of $63 million of pretax net realized gains from investment portfolio security sales or called bonds during the second quarter of 2015, including $56 million from the equity portfolio.

CINF 2Q15 Release 8

Balance Sheet Highlights

(Dollars in millions except share data)	At June 30,	At December 31,
	2015	2014
Balance sheet data:
Total investments	$14,551	$14,386
Total assets	18,888	18,753
Short-term debt	49	49
Long-term debt	791	791
Shareholders’ equity	6,497	6,573
Book value per share	39.60	40.14
Debt-to-total-capital ratio	11.4%	11.3%

•	$15.038 billion in consolidated cash and total investments at June 30, 2015, up less than 1 percent from $14.977 billion at year-end 2014.

•
$9.675 billion bond portfolio at June 30, 2015, with an average rating of A2/A. Fair value increased $79 million or 1 percent during the second quarter of 2015, reflecting $243 million in net purchases of fixed-maturity securities.

•
$4.734 billion equity portfolio was 32.5 percent of total investments, including $1.906 billion in pretax net unrealized gains at June 30, 2015. Second-quarter 2015 decrease in fair value of $55 million or 1 percent.

•
$4.419 billion of statutory surplus for the property casualty insurance group at June 30, 2015, down $53 million from $4.472 billion at year-end 2014, after declaring $200 million in dividends to the parent company. The ratio of net written premiums to property casualty statutory surplus for the 12 months ended June 30, 2015, was 1.0-to-1, up from 0.9-to-1 at year-end 2014.

•
Value creation ratio of 0.9 percent for the first six months of 2015, reflecting 3.5 percent from net income before net realized investment gains, which includes underwriting and investment income, and negative 2.5 percent from investment portfolio realized gains and changes in unrealized gains.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

CINF 2Q15 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2014 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 33.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates or assumptions used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

CINF 2Q15 Release 10

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			June 30,	December 31,
			2015	2014
Assets
Investments			$14,551	$14,386
Cash and cash equivalents			487	591
Premiums receivable			1,509	1,405
Reinsurance recoverable			535	545
Deferred policy acquisition costs			600	578
Other assets			1,206	1,248
Total assets			$18,888	$18,753

Liabilities
Insurance reserves			$7,234	$6,982
Unearned premiums			2,191	2,082
Deferred income tax			717	840
Long-term debt and capital lease obligations			823	827
Other liabilities			1,426	1,449
Total liabilities			12,391	12,180

Shareholders’ Equity
Common stock and paid-in capital			1,613	1,611
Retained earnings			4,658	4,505
Accumulated other comprehensive income			1,514	1,744
Treasury stock			(1,288)	(1,287)
Total shareholders’ equity			6,497	6,573
Total liabilities and shareholders’ equity			$18,888	$18,753

(Dollars in millions except per share data)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues
Earned premiums	$1,111	$1,059	$2,205	$2,086
Investment income, net of expenses	140	136	279	271
Realized investment gains, net	60	14	107	36
Other revenues	5	5	10	10
Total revenues	1,316	1,214	2,601	2,403

Benefits and Expenses
Insurance losses and contract holders' benefits	712	763	1,461	1,495
Underwriting, acquisition and insurance expenses	340	328	685	648
Interest expense	13	13	26	27
Other operating expenses	3	3	7	7
Total benefits and expenses	1,068	1,107	2,179	2,177

Income Before Income Taxes	248	107	422	226

Provision for Income Taxes	72	23	118	51

Net Income	$176	$84	$304	$175

Per Common Share:
Net income—basic	$1.07	$0.51	$1.85	$1.07
Net income—diluted	1.06	0.51	1.84	1.06

CINF 2Q15 Release 11

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

CINF 2Q15 Release 12

Cincinnati Financial Corporation
Balance Sheet Reconciliation

(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Value creation ratio:
End of period book value	$39.60	$38.77	$39.60	$38.77
Less beginning of period book value	40.22	37.73	40.14	37.21
Change in book value	(0.62)	1.04	(0.54)	1.56
Dividend declared to shareholders	0.46	0.44	0.92	0.88
Total value creation	$(0.16)	$1.48	$0.38	$2.44

Value creation ratio from change in book value*	(1.5)%	2.7%	(1.4)%	4.2%
Value creation ratio from dividends declared to shareholders**	1.1	1.2	2.3	2.4
Value creation ratio	(0.4)%	3.9%	0.9%	6.6%

* Change in book value divided by the beginning of period book value
** Dividend declared to shareholders divided by beginning of period book value

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income	$176	$84	$304	$175
Realized investment gains, net	38	9	69	23
Operating income	138	75	235	152
Less catastrophe losses	(51)	(74)	(79)	(131)
Operating income before catastrophe losses	189	149	$314	$283

Diluted per share data:
Net income	$1.06	$0.51	$1.84	$1.06
Realized investment gains, net	0.23	0.05	0.42	0.14
Operating income	0.83	0.46	1.42	0.92
Less catastrophe losses	(0.31)	(0.45)	(0.48)	(0.79)
Operating income before catastrophe losses	1.14	0.91	$1.90	$1.71

CINF 2Q15 Release 13

Cincinnati Financial Corporation

Property Casualty Insurance Reconciliation

(Dollars in millions)	Three months ended June 30, 2015
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$1,142	$787	$309	$46
Unearned premiums change	(83)	(42)	(37)	(4)
Earned premiums	$1,059	$745	$272	$42

Statutory ratios:
Combined ratio	90.7%	85.9%	105.8%	78.7%
Contribution from catastrophe losses	7.5	5.9	12.6	0.5
Combined ratio excluding catastrophe losses	83.2%	80.0%	93.2%	78.2%

Commission expense ratio	17.9%	17.8%	17.0%	26.7%
Other underwriting expense ratio	11.0	12.1	9.2	2.4
Total expense ratio	28.9%	29.9%	26.2%	29.1%

GAAP ratios:
Combined ratio	92.4%	87.2%	109.2%	76.0%
Contribution from catastrophe losses	7.5	5.9	12.6	0.5
Prior accident years before catastrophe losses	(6.6)	(8.6)	1.1	(20.2)
Current accident year combined ratio before catastrophe losses	91.5%	89.9%	95.5%	95.7%

(Dollars in millions)	Six months ended June 30, 2015
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$2,208	$1,570	$550	$88
Unearned premiums change	(108)	(92)	(10)	(6)
Earned premiums	$2,100	$1,478	$540	$82

Statutory ratios:
Combined ratio	93.3%	90.2%	103.3%	83.9%
Contribution from catastrophe losses	5.8	5.0	8.8	0.7
Combined ratio excluding catastrophe losses	87.5%	85.2%	94.5%	83.2%

Commission expense ratio	17.9%	17.3%	18.0%	26.7%
Other underwriting expense ratio	11.5	12.6	10.0	2.8
Total expense ratio	29.4%	29.9%	28.0%	29.5%

GAAP ratios:
Combined ratio	94.9%	91.9%	105.3%	82.1%
Contribution from catastrophe losses	5.8	5.0	8.8	0.7
Prior accident years before catastrophe losses	(3.9)	(4.6)	0.2	(17.0)
Current accident year combined ratio before catastrophe losses	93.0%	91.5%	96.3%	98.4%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.

CINF 2Q15 Release 14